Exhibit 5.1

January 8, 2020

Aegis Capital Corp.

810 7th Avenue, 18th Floor

New York, NY 10019

Re:	NanoViricides, Inc. Public Offering of Common Stock

Ladies and Gentlemen:

We have acted as special Nevada counsel to NanoViricides, Inc., a Nevada corporation (the “Company”), in connection with the offering by the Company of securities of the Company that may be issued and sold pursuant to a Registration Statement on Form S-1 (File No. 333-235306) (as amended through the date hereof, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the public offering of an aggregate of 2,875,000 shares of the Company’s common stock, par value $0.001 per share (the “Securities”). The Securities are being sold by the Company pursuant to an underwriting agreement (the “Underwriting Agreement”) by and between the Company and Aegis Capital Corp., as representative of the several underwriters listed in the Underwriting Agreement. The Securities are to be offered and sold in the manner described in the Registration Statement. We are rendering this opinion pursuant to Section 2.4(d) of the Underwriting Agreement. Capitalized terms used in this opinion and not otherwise defined in this opinion shall have the respective meanings ascribed to them in the Underwriting Agreement.

We have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the Nevada Revised Statutes (the “NRS”). In that regard, we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Nevada, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

In arriving at the opinions expressed below we have reviewed and relied upon the following:

1.	Articles of Incorporation of NanoViricides, Inc. filed with the Nevada Secretary of State on April 1, 2005.

January 8, 2020

2.	Articles of Merger filed with the Nevada Secretary of State on April 9, 2005 and June 28, 2005.

3.	Amendments to the Articles of Incorporation of NanoViricides, Inc. filed with the Nevada Secretary of State on June 19, 2009 and September 20, 2010.

4.	Amended and Restated By-Laws of NanoViricides, Inc., adopted and effective as of February 15, 2010.

5.	The Certificate of Good Standing of the Company issued by the Nevada Secretary of State, on December 20, 2019.

6.	Officer’s Certificate from the President of the Company dated December 20, 2019.

7.	Minutes of the meeting of the Board of Directors of the Company, dated as of October 25, 2019.

8.	The Company’s Annual Report on Form 10-K filed with the Commission for its fiscal year ended June 30, 2018.

9.	The Registration Statement.

10.	The Underwriting Agreement.

(collectively, the “Reliance Documents”)

In connection with this opinion, we have examined and relied upon the representations and warranties as to factual matters contained in and made pursuant to the Reliance Documents, the Registration Statement, the Underwriting Agreement, the Warrants, and upon such other documents as in our judgment are necessary or appropriate to enable us to render the opinions expressed herein.

The purpose of our professional engagement was not to establish or confirm the factual matters set forth in the Registration Statement, and we have not undertaken any obligation to verify independently any of the factual matters set forth in the Registration Statement. Moreover, many of the determinations required to be made in the preparation of the Registration Statement involve matters of a non-legal nature.

Our knowledge of the Company and its legal and other affairs is limited by the scope of our engagement, which scope includes the delivery of this opinion letter. We do not represent the Company with respect to all legal matters or issues. The Company may employ other independent counsel and, to our knowledge, handles certain matters and issues without the assistance of independent counsel.

January 8, 2020

In our examination of the foregoing, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments and other documents submitted to us; (ii) the legal capacity and authority of all persons or entities executing all agreements, instruments and other documents submitted to us; (iii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iv) that all agreements, instruments, corporate records, certificate and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to authentic originals thereof, and that such originals are authentic and complete; (v) the due authorization, execution and delivery of all instruments, agreements, and other documents by the parties thereto other than the Company; (vi) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this letter are true and correct; and (vii) that the officers and directors of the Company have properly exercised their fiduciary duties. We have assumed that the issuance and sale of the Securities by the Company will not violate or constitute a default or breach under (a) any agreement or instrument to which the Company is subject, (b) any law, rule or regulation to which the Company is subject other than the NRS, (c) any judicial or regulatory order or decree of any governmental authority, or (d) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority.

We have further assumed that: (i) the Registration Statement remains effective under the Securities Act and complies with all applicable laws at the time the Securities are issued as contemplated by the Registration Statement, the Underwriting Agreement; (ii) the Securities will be sold in compliance with the applicable provisions of the Securities Act and the securities or Blue Sky Laws of various states and in the manner stated in the Registration Statement and any applicable prospectus; and (iii) the Securities do not exceed, at the time of issuance, the authorized but unissued shares of Common Stock. Whenever these opinions are qualified by the phrase “actual knowledge” with respect to the existence of facts, it is intended to indicate that during the course of our representation of the Company no information has come to the attention of our attorneys who have worked on this opinion which would give us actual knowledge of the existence of such facts.

Opinions:

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.       The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada. The Company has the corporate power and authority, and, to our actual knowledge, all material governmental licenses, authorizations, consents and approvals that are required to own, lease and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted (and described in the Registration Statement).

January 8, 2020

2.       The Company has the corporate power and authority to: (i) execute, deliver and perform the Underwriting Agreement; (ii) issue, sell and deliver the Securities pursuant to the Underwriting Agreement; and (iii) carry out and perform its obligations under and to consummate the transactions contemplated by the Underwriting Agreement.

3.       All action on the part of the Company, its directors and its stockholders necessary for the authorization, execution and delivery by the Company of the Underwriting Agreement, the authorization, issuance, sale and delivery of the Securities pursuant to the Underwriting Agreement, and the consummation by the Company of the transactions contemplated by the Underwriting Agreement, have been duly taken. The Underwriting Agreement has been duly and validly authorized, executed and delivered by the Company.

4.       The Securities have been duly authorized and, when issued and paid for, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights arising by operation of the Company’s articles of incorporation or bylaws or the NRS or, to our knowledge, rights of first refusal or other similar rights to subscribe for the Securities.

5.       The execution, delivery and performance by the Company of, and the compliance by the Company with the terms of, the Underwriting Agreement, and the issuance, sale and delivery of the Securities pursuant to the Underwriting Agreement, do not, and will not, conflict with or result in a violation of any provision of the NRS or of the articles of incorporation or bylaws of the Company.

6.       No consent, approval, authorization or other order of, or registration or filing with, any Nevada court or other Nevada governmental or regulatory authority or agency, or pursuant to the NRS, is required for the execution and delivery of the Underwriting Agreement, by the Company or the offer and sale by the Company of the Securities as contemplated by the Underwriting Agreement.

This opinion is for your benefit in connection with the Underwriting Agreement. We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ PARSONS BEHLE & LATIMER

PARSONS BEHLE & LATIMER